Exhibit 4.5
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
Dated: ___________	Warrant Number: ___________
WARRANT TO PURCHASE
COMMON STOCK OF
ENDRA, INC.

This certifies that ___________, or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at an exercise price per share equal to $5.72 (the “Exercise Price”), from ENDRA, INC., a Delaware corporation (the “Company”), up to ___________ (___________) fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock (the “Common Stock”). This Warrant shall be exercisable at any time from time to time from and after the date of issuance hereof (the “Issuance Date”) up to and including 5:00 p.m. (Pacific Time) on the fifth (5th) anniversary of the Issuance Date (such date being referred to herein as the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed and (ii) if applicable, payment pursuant to Section 4 of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Sections 6 and 7 of this Warrant.
1. Exercise. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after the Issuance Date up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share), which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and, if applicable, payment made for such shares. If at the time of exercise hereof the Company has completed its initial public offering, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = the average closing price for each of the five trading days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Form of Subscription;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

2. Issuance of Certificate. Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company’s transfer agent at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder.
3. Acknowledgement. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.
4.  Payment for Shares. Unless the Warrant is exercised pursuant to the cashless exercise provisions of Section 1, the aggregate purchase price for Warrant Shares being purchased hereunder may be paid either by check, cash or wire transfer of immediately available funds.
5. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.
6. Adjustment of Exercise Price Upon First Qualified Financing. From or after the Issuance Date up to the Expiration Date, if the Company consummates an equity financing transaction resulting in the Company receiving gross proceeds of at least $1.0 million (a “Qualified Financing”), then the Exercise Price of the Warrant shall immediately be adjusted to the greater of (i) per share valuation of the Common Stock issued in such Qualified Financing and (ii) $2.86; provided, however, in no event shall the Exercise Price be adjusted upward. For the avoidance of doubt, if the Company consummates a Qualified Financing with a per share valuation of the Common Stock greater than $5.72, no adjustment will be made to the Exercise Price and this Section 6 shall terminate and be of no effect. The adjustment provisions of this Section 6 shall (A) only be applicable to the first Qualified Financing consummated by the Company (B) only apply to the Exercise Price of the Warrant and shall have no affect on the number of Warrant Shares.

7.  Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 7. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
7.1           Subdivisions, Combinations and Dividends. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or pay a dividend in Common Stock in respect of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.
7.2           Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.
7.3           Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company’s chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
7.4           Other Notices. If at any time:
(1)           the Company shall declare any cash dividend upon its Common Stock;

(2)           there shall be a Change of Control; or
(3)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such Change of Control or dissolution, liquidation or winding-up, and (b) in the case of any such Change of Control or dissolution, liquidation or winding-up, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Change of Control, dissolution, liquidation, winding-up or conversion, as the case may be.
8. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.
9. Warrants Transferable. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon the prior written consent of the Company and, thereafter, upon surrender of this Warrant properly endorsed and compliance with the provisions hereof. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company’s option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company and notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.
10. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder.
12. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.
13. Titles and Subtitles; Governing Law; Venue. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.
ENDRA, INC.

By:
Name: Michael Thornton
Title: President

[Signature Page to Warrant to Purchase Common Stock]

FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)

To: ENDRA, INC.
(1)          The undersigned, the holder of a right to purchase shares of Common Stock of ENDRA, INC., a Delaware corporation (the “Company”), pursuant to that certain Warrant to Purchase Common Stock of Endra, Inc. Number ____________ (the “Warrant”), dated as of ____________, 2015, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) shares of Common Stock of the Company and tenders herewith payment of the exercise price in full.
(2)          Payment shall take the form of (check applicable box):
[ ] in lawful money of the United States; or
[ ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.
(3)          Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)          If the undersigned is requesting DWAC share delivery, the undersigned hereby makes the following representations and warranties to the Company:

1.
I am not now, and have not been during the preceding three months, an officer, director, or holder of 10% or more of the outstanding shares of the Company or in any other way an “affiliate” of the Company (as that term is defined in Rule 144(a)(1) under the Securities Act of 1933).
2.
(check as applicable)
(a)
❑ I confirm that I have been the beneficial owner of the Warrant for a period of at least six (6) months, but less than one year; and

(b)
❑ I confirm that, to the best of my knowledge, the Company is in compliance with the current public information reporting requirements contained in Rule 144(c)(1).
or

(c)
❑ I confirm that I have been the beneﬁcial owner of the Warrant for a period of at least one (1) year as computed in accordance with paragraph (d) of Rule 144, and therefore am free to sell the shares without restriction.
(5) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[Signature Follows on Next Page]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ACKNOWLEDGMENT
To: ____________
The undersigned hereby acknowledges that as of the date hereof, __________________ (___________) shares of Common Stock remain subject to the right of purchase in favor of __________________ pursuant to that certain Warrant to Purchase Common Stock of Endra, Inc. Number ____________ dated as of ____________, 2015.
DATED: ________________
ENDRA, INC.

By:

Name:

Title:

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